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                                                                   EXHIBIT 10.16


                                  CLARIFY INC.
                       NON-EMPLOYEE DIRECTORS OPTION PLAN


ARTICLE 1. PURPOSE OF THE PLAN

        The Plan is intended to promote the interests of the Corporation by providing the non-employee members of the Board with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

ARTICLE 2. ADMINISTRATION

        The terms and conditions of each automatic option grant (including the timing and pricing of the option grant) shall be determined by the express terms and conditions of the Plan, and neither the Board nor any committee of the Board shall exercise any discretionary functions with respect to option grants made pursuant to the Plan.

ARTICLE 3. STOCK SUBJECT TO THE PLAN

        A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be fixed at 300,000 shares.

        B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares of Common Stock actually issued to the holder of such option.

        C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which automatic option grants are to be subsequently made to each newly-elected or continuing non-employee Board member under the Plan, and (iii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. The adjustments to the outstanding options shall be made by the Board in a manner which shall preclude the enlargement or dilution of rights and benefits under such options and shall be final, binding and conclusive.


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ARTICLE 4. ELIGIBILITY

        The individuals eligible to receive automatic option grants pursuant to the provisions of this Plan shall be limited to (i) those individuals serving as non-employee Board members on the Effective Date and (ii) those individuals who are first elected or appointed as non-employee Board members after the Effective Date, whether through appointment by the Board or election by the Corporation's stockholders. A non-employee Board member shall not be eligible to receive the initial automatic option grant if such individual has previously been in the employ of the Corporation (or any parent or subsidiary). However, a non-employee Board member shall be eligible to receive one or more annual option grants, whether or not he or she has previously been in the employ of the Corporation (or any parent or subsidiary). Each non-employee Board member eligible to participate in the Plan pursuant to the foregoing criteria is hereby designated an Eligible Director.

ARTICLE 5. TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

        A. Grant Date. Option grants shall be made on the dates specified below:

                - Each individual who first becomes an Eligible Director on or after the Effective Date, whether through election by the Corporation's stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 20,000 shares of Common Stock (an "Initial Option").

                - On the date of each Annual Meeting, beginning with the 1999 Annual Meeting, each Eligible Director who serves on the Board at the time of that Annual Meeting, whether or not standing for re-election, shall automatically be granted a non-statutory option to purchase 10,000 shares of Common Stock (an "Annual Option"). An Eligible Director who resigns effective at an Annual Meeting shall not be eligible to be granted a non-statutory option at that time to purchase an additional 10,000 shares of Common Stock.

                There shall be no limit on the number of Annual Option grants any one Eligible Director may receive over his or her period of continued Board service.

        B. Exercise Price. The exercise price per share of Common Stock subject to each automatic option grant shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

        C.      Payment.

                The exercise price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below;

                (i) full payment in cash or check made payable to the Corporation's order; or

                (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial-reporting purposes and


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valued at Fair Market Value on the Exercise Date (as such term is defined below); or

                (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial-reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

                (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the non-employee Board member (i) shall provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (ii) shall concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                For purposes of this Section 5.C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is used, payment of the exercise price for the purchased shares must accompany the exercise notice.

        D. Exercisability/Vesting. Each automatic grant shall be immediately exercisable for all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each Initial Option Grant shall vest, and the Corporation's repurchase right shall lapse, in a series of three (3) equal annual installments over the Optionee's period of continued service as a Board Member, with each installment to vest upon each of the successive anniversaries of the Initial Option Grant date. Each Annual Option grant shall vest, and the Corporation's repurchase right shall lapse, in a series of three
(3) equal annual installments over the Optionee's period of continued service as a Board member, with each installment to vest on the day preceding the Annual Meeting date on each of the following three (3) years.

                Exercisability of the option shall be subject to acceleration as provided in Section 5.G and Article 6. In no event, however, shall the option become exercisable for any additional option shares after the Optionee's cessation of Board service.

        E. Option Term. Each automatic grant under the Plan shall have a maximum term of ten (10) years measured from the automatic grant date.

        F. Non-Transferability. During the lifetime of the Optionee, each automatic option grant shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option effected by will or by the laws of descent and distribution following Optionee's death.

        G.      Effective of Termination of Board Service.


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                1.      The Optionee (or, in the event of Optionee's death, the
personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                2. During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                3. Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve
(12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares of Common Stock.

                4. In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Board service.

        H. Stockholder Rights. The holder of an automatic option grant shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

        I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the form Stock Option Agreement approved for use under the Plan.

ARTICLE 6. SPECIAL ACCELERATION EVENTS

        A. In the event of any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise fully exercisable shall automatically accelerate in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option. Immediately following the consummation of the Change in Control, each automatic option grant under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

        B. The automatic option grants outstanding under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


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ARTICLE 7. AMENDMENT OF THE PLAN AND AWARDS

        The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the affected Optionee's consent to such amendment. Stockholder approval shall be obtained to the extent required by applicable law.

ARTICLE 8. EFFECTIVE DATE AND TERM OF PLAN

        A. The Plan shall become effective on the Effective Date. One or more automatic option grants shall be made in accordance with the terms of the Plan after the Effective Date.

        B. The Plan shall terminate upon the earlier of (i) __________, 2009 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing those option grants.

ARTICLE 9. USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

ARTICLE 10. REGULATORY APPROVALS

        A. The implementation of the Plan, the granting of any option under the Plan and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

        B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of the Nasdaq National Market or any Stock Exchange on which the Common Stock is then listed for trading.

ARTICLE 11. NO IMPAIRMENT OF RIGHTS

        Neither the action of the Corporation in establishing the Plan nor any provision of the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law.


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ARTICLE 12. MISCELLANEOUS PROVISIONS

        A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

        B. The provisions of the Plan relating to the exercise of options shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

        C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Change in Control or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

ARTICLE 13. DEFINITIONS

        ANNUAL MEETING: the annual meeting of the Corporation's stockholders.

        BOARD: the Corporation's Board of Directors.

        CODE: the Internal Revenue Code of 1986, as amended.

        COMMON STOCK: shares of the Corporation's common stock.

        CORPORATION: Clarify Inc., a Delaware corporation.

        CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through any of the following transactions:

                        a. the consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization;

                        b. the sale, transfer or other disposition of all or substantially all of the Corporation's assets;

                        c. a change in the composition of the Board, as a result of which fewer than one-third of the incumbent directors are directors who either (i) had been directors of the Corporation on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were appointed to the Board to fill an existing vacancy or were nominated for election to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the appointment or nomination and the directors whose appointment or nomination was previously so approved; or


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                        d.      any transaction as a result of which any person
is the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the 1934 Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the Common Stock of the Corporation.

                        e. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such transaction.

        EFFECTIVE DATE: __________, 1999.

        ELIGIBLE DIRECTOR: shall have the meaning assigned to such term in
Article 4.

        FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

                        a. If the Common Stock is at the time traded on The Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on The Nasdaq Stock Market or any successor system if there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                        b. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        1934 ACT: the Securities Exchange Act of 1934, as amended.

        OPTIONEE: any person to whom an option is granted under the Plan.

        PERMANENT DISABILITY: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

        PLAN: this Clarify Inc. Non-Employee Directors Option Plan.


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        STOCK EXCHANGE: either The American Stock Exchange or the New York Stock
Exchange.


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